Exhibit 10(s)
AMENDMENT TO AGREEMENT FOR MANAGEMENT ADVISORY, STRATEGIC
PLANNING AND CONSULTING SERVICES
     This amendment to the Agreement for Management Advisory, Strategic Planning and Consulting Services is dated April 8, 2010 and is between MidOcean US Advisor, LP, a Delaware limited partnership (“MidOcean”) and Stratus Technologies, Inc., a Delaware corporation (“Stratus”).
      MidOcean and Stratus entered into that certain Agreement for Management Advisory, Strategic Planning and Consulting Services, effective as of October 1, 2005 and automatically renewable for successive one-year periods (the “MidOcean Management Agreement”), whereby MidOcean would render certain services to Stratus for a fee to be paid on an annual basis. MidOcean and Stratus now wish to amend the MidOcean Management Agreement, pursuant to Section 8 of the MidOcean Management Agreement, to adjust the annual fee payable to MidOcean for their services.
     MidOcean and Stratus therefore agree as follows:
      1. Amendment and Restatement of Section 3. Section 3 of the MidOcean Management Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
3. Fees. In consideration of MidOcean’s performance of the above-described services, Stratus shall pay to MidOcean, in cash, an annual consulting services fee of: (i) for the period beginning on the Effective Date and ending on April 8, 2010, $250,000 and (ii) for the period beginning on April 9, 2010 and until the Agreement is terminated pursuant to Section 1 hereto, $450,000 (collectively, the “Fee”) ; provided that the Fee payable on October 1, 2009 shall be prorated between (i) and (ii) above based on the number of days that each amount applied during the applicable Term. For the avoidance of doubt, for the Term beginning on October 1, 2009 and ending on September 30, 2010 MidOcean shall receive an aggregate Fee of $345,890.41 as a result of such pro ration. It is recognized that, subject to the terms of this Agreement, Stratus is committed to pay the full amount payable hereunder, and the Fee, once paid, is non-refundable. The full amount of the Fee for the entire Term shall be paid upon execution of this Agreement, and, unless this Agreement is terminated pursuant to Section 1 hereto, on each anniversary of the Effective Date. If and to the extent that the First Amended and Restated Second Lien Credit Agreement dated as of August 28, 2006 (as amended by the First Amendment to First Amended and Restated Second Lien Credit Agreement dated as of June 5, 2007 and the Second Amendment to First Amended and Restated Second Lien Credit Agreement dated as of April 8, 2010, and as further amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Stratus, Stratus Technologies Bermuda Ltd., Deutsche Bank Trust Company Americas, as administrative agent, Goldman Sachs Credit Partners (“GSCP”), as syndication agent and Deutsche Bank Securities Inc. and GSCP as joint lead arrangers and joint bookrunners, and certain financial institutions parties to the Credit Agreement, prohibits payment of the Fee in cash, then the Fee shall accrue and be paid once the Obligations (as defined in the Credit Agreement, other than contingent indemnification obligations) have been paid in full.
      2. Amendment and Restatement of Section 11. Section 11 of the MidOcean Management Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
11. Assignment. This Agreement shall be assignable by either party hereto, provided that the non-assigning party consents in writing to such assignment. Notwithstanding the previous sentence, MidOcean may assign this Agreement to its affiliates without the consent of Stratus.
     3. Except as expressly amended by this amendment, the MidOcean Management Agreement remains in full force and effect.
     4. This amendment, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this amendment, directly or indirectly, shall be governed by and construed exclusively in accordance with the internal laws of the state of New York without regard to conflict of laws and choice of law.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date first above written.

MIDOCEAN US ADVISOR, LP
By:	MidOcean US Advisor Holdings, LLC, its General Partner

By:	/s/ J. Edward Virtue
	Name:	J. Edward Virtue
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO MIDOCEAN MANAGEMENT AGREEMENT)

STRATUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Secretary

[SIGNATURE PAGE TO AMENDMENT TO MIDOCEAN MANAGEMENT AGREEMENT]